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                                                                   EXHIBIT a(26)




                       NICHOLAS-APPLEGATE INVESTMENT TRUST
                       ESTABLISHMENT OF ADDITIONAL SERIES

                  The undersigned, constituting a majority of the Trustees of Nicholas-Applegate Investment Trust, a Delaware business trust, hereby establish the following additional series of Interests of the Trust pursuant to Section
9.8 of the Amended and Restated Declaration of Trust:

                  Large Cap Growth Fund
                  International Core Growth Fund

                  IN WITNESS WHEREOF, the undersigned have executed this instrument as of November 14, 1996.

                                            /s/ Arthur E. Nicholas
                                            ------------------------------------
                                            Arthur E. Nicholas

                                            /s/ Dann V. Angeloff
                                            ------------------------------------
                                            Dann V. Angeloff

                                            /s/ Walter E. Auch
                                            ------------------------------------
                                            Walter E. Auch

                                            /s/ Darlene T. DeRemer
                                            ------------------------------------
                                            Darlene T. DeRemer

                                            /s/ George F. Keane
                                            ------------------------------------
                                            George F. Keane

                                            /s/ Theodore J. Coburn
                                            ------------------------------------
                                            Theodore J. Coburn